Exhibit 23.1

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5235	TELEPHONE (713) 651-9191

Consent Of Ryder Scott Company, L.P.

The Board of Directors of Murphy Oil Corporation:

As independent petroleum engineers, we consent to the incorporation by reference in the registration statements (Nos. 333-177206, 333-184286 and 333-192672) on Form S-8 and in the registration statement (No. 333-207463) on Form S-3ASR of Murphy Oil Corporation to our firm’s name under the caption “Experts” and the inclusion of our report, dated August 1, 2017, which appears as Exhibit 99.2 in the Form 8-K of Murphy Oil Corporation filed on August 3, 2017.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

August 3, 2017

SUITE 600, 1015 4TH STREET, S.W.      CALGARY, ALBERTA T2R 1J4            TEL (403) 262-2799            FAX (403) 262-2790

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